Exhibit 99.1

Pacific State Bancorp Reports Earnings for the First Quarter of 2008

Stockton, California – April 17, 2008

Steven A. Rosso, President and C.E.O. of Pacific State Bancorp (NASDAQ Global Market/PSBC), the parent company of Pacific State Bank, today reported 1st quarter 2008 profits and asset growth for the Stockton, California based financial institution:

•	Net income for the quarter ended March 31, 2008 decreased 17.5%% to $1,094,000 from the first quarter of 2007.

•	Total Assets as of March 31, 2008 increased 2.9% or 11.7% annualized to $443,680,000 from December 31, 2007.

Mr. Rosso noted that the decreased income performance is primarily the result of the Bank experiencing a contraction in its net interest margin. The contraction of the net interest margin is the result of the Bank’s interest earning assets repricing downward more quickly, after the federal reserve rate cuts, than the Bank’s interest bearing liabilities. During the second and third quarters of 2008, approximately $185 million of interest bearing liabilities will reprice to a current market rate at the time of repricing. Management anticipates that the repricing liabilities will contribute significantly to improving the Bank’s net interest margin in the third and fourth quarters of 2008.

In addition to a contracting net interest margin, the Bank has also experienced a decline in non-interest income of $214,000 from 2007 levels. The decline has been the result of decreased asset sales, loan sales, and servicing income. These areas of income generation have been affected by the general slowdown in home sales in the region.

The Bank has also experienced an increase in nonperforming loans from $432,000 at December 31, 2007 to $2,177,000 or 0.66% of gross loans at March 31, 2008. Current nonperforming loans consisted of two customers whose loans were from the commercial segment of the loan portfolio. Management has recorded chargeoffs of $532,000 through March 31, 2008, consisting primarily of the loan which was nonperforming at December 31, 2007. At present, Management believes that the level of allowance for loan losses currently recorded is sufficient for probable losses. The loan portfolio has continued to perform well in 2008 with credit problems remaining confined to specific customers.

The increase of $45,000 ($210,000 total addition) or 27.3% in the provision for loan losses in the first quarter of 2008 over 2007 levels reflects the weakening economic environment within the Bank’s service areas, which management is actively monitoring and which may indicate the need to record additional provision in the future.

PSBC financial performance information for the three month period ending March 31, 2008 compared to the same quarter in the prior year is as follows:

Income Statement:

•	Total Interest Income: $7,301,000, a decrease of $205,000 or 2.7%.

•	Total Interest Expense: $3,382,000, an increase of $207,000 or 6.5%.

•	Net Interest Income: $3,919,000, a decrease of $412,000 or 9.5%.

•	Non-Interest Income: $472,000, a decrease of $214,000 or 31.2%.

•	Non-Interest Expense: $2,495,000, a decrease of $215,000 or 7.9%.

•	Provision for loan losses: $210,000, an increase of $45,000 or 27.3%.

•	Net Income: $1,094,000, a decrease of $232,000 or 17.5%.

•	Efficiency Ratio: 56.8% deteriorating from 54.0%.

•	Basic Earnings Per Share: $0.30 a decrease of $0.06 per share or 17.9%.

•	Diluted Earnings Per Share: $0.27, a decrease of $0.06 per share or 17.5%.

•	ROAA: Annualized rate of 1.05%, a decrease of 37 basis points from 1.42%

•	ROAE: Annualized rate of 12.85%, a decrease of 5.61% from 18.46%

PSBC March 31, 2008 compared to December 31, 2007 annual financial performance information was as follows:

Balance Sheet:

•	Total Federal Funds and Investment Securities: $72,255,000, a decrease of $3,977,000 or an annualized 21.2%.

•	Net Loans: $325,041,000, an increase of $16,583,000 or an annualized 21.9%.

•	Total Assets: $443,680,000, an increase of $12,606,000 or an annualized 11.9%.

•	Non-Interest Bearing Deposits: $60,318,000, a decrease of $6,753,000 or an annualized 40.9%.

•	Total Deposits: $355,316,000, an increase of $13,495,000 or an annualized 16.1%.

•	Total Borrowings: Remained at $40,000,000.

•	Total Shareholders Equity: $35,129,000, an increase of $1,093,000 or an annualized 13.1%.

Attached are certain unaudited financial statements supporting the financial information summarized above. Further inquiries should be directed to Mr. Rosso at 209-870-3214, or by mail to P.O. Box 1649, Stockton, California 95201. Additional information also can be obtained by visiting the Company website –www.pacificstatebank.com.

SAFE HARBOR: Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Pacific State Bancorp’s Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Pacific State Bancorp disclaims any intent or obligation to update these forward-looking statements.

PACIFIC STATE BANCORP AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited (Dollars in thousands)	March 31, 2008	December 31, 2007

ASSETS
Cash and due from banks	$13,130	$13,794
Federal funds sold	21,716	31,880

Total cash and cash equivalents	34,846	45,674
Interest bearing deposits at other banks	3,000	3,000
Investment securities	47,539	41,352
Loans, less allowance for loan losses of $3,629 in 2008 and $3,948 in 2007	325,041	308,458
Premises and equipment, net	14,659	14,269
Company owned life insurance	8,101	8,025
Accrued interest receivable and other assets	10,494	10,296

Total assets	$443,680	$431,074

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Non-interest bearing	$60,318	$67,071
Interest bearing	294,998	274,750

Total deposits	355,316	341,821
Other borrowings	40,000	40,000
Subordinated debentures	8,764	8,764
Accrued interest payable and other liabilities	4,471	6,453

Total liabilities	408,551	397,038

Commitments and contingencies
Shareholders’ equity:
Preferred stock - 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - no par value; 24,000,000 shares authorized; issued and outstanding –3,703,207 shares in 2008 and 3,703,207 shares in 2007	10,504	10,418
Retained earnings	25,098	24,004
Accumulated other comprehensive loss, net of taxes	(473)	(386)

Total shareholders’ equity	35,129	34,036

Total liabilities and shareholders’ equity	$443,680	$431,074

PACIFIC STATE BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended March 31,
(Dollars in thousands, except per share data)
	2008	2007

Interest income:
Interest and fees on loans	$6,476	$6,842
Interest on Federal funds sold	115	321
Interest on investment securities	710	343

Total interest income	7,301	7,506

Interest expense:
Interest on deposits	2,798	2,917
Interest on borrowings	430	66
Interest on subordinated debentures	154	192

Total interest expense	3,382	3,175

Net interest income before provision for loan losses	3,919	4,331
Provision for loan losses	210	165

Net interest income after provision for loan losses	3,709	4,166

Non-interest income:
Service charges	237	221
Gain on sale of loans	19	9
Other income	216	456

Total non-interest income	472	686

Non-interest expenses:
Salaries and employee benefits	1,268	1,482
Occupancy	263	286
Furniture and equipment	179	167
Other expenses	785	775

Total non-interest expenses	2,495	2,710

Income before provision for income taxes	1,686	2,142
Provision for income taxes	592	816

Net income	$1,094	$1,326

Basic earnings per share	$0.30	$0.36

Diluted earnings per share	$0.27	$0.33

PACIFIC STATE BANCORP Yield Analysis For Year Ended March 31,

(Dollars in thousands)	2008			2007

	Average Balance	Interest Income or Expense	Average Yield or Cost	Average Balance	Interest Income or Expense	Average Yield or Cost

Assets:
Interest-earning assets:
Loans	$321,423	$6,476	8.10%	$292,410	$6,842	9.49%
Investment securities	48,044	704	5.89%	26,737	343	5.20%
Federal funds sold	13,167	115	3.51%	26,149	321	4.98%
Interest Bearing Deposits in Banks	3,000	6	0.80%	0	0	0.00%

Total average earning assets	$385,634	$7,301	7.61%	$345,296	7,506	8.82%

Non-earning assets:
Cash and due from banks	12,944			18,802
Bank premises and equipment	14,458			11,987
Other assets	16,104			9,058
Allowance for loan loss	(4,009)			(2,544)

Total average assets	$425,131			$382,599

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$69,081	$389	2.26%	$87,840	$608	2.81%
Savings	5,359	7	0.53%	5,595	14	1.01%
Time Deposits	200,610	2,402	4.82%	179,076	2,295	5.20%
Other borrowing	49,116	584	4.78%	13,787	258	7.59%

Total average interest-bearing liabilities	$324,166	$3,382	4.20%	$286,298	$3,175	4.50%

Noninterest-bearing liabilities:
Demand deposits	61,640			65,347
Other liabilities	4,708			1,488

Total average liabilities	390,514			353,133
Shareholders’ equity:	34,617			29,466

Total average liabilities and shareholders’ equity	$425,131			$382,599

Net interest income		$3,919			$4,331

Net interest margin			4.09%			5.09%